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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 23, 1998


                                POLK AUDIO, INC.
               (Exact Name of Registrant as Specified in Charter)


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
                           MARYLAND                                  000-14729                               52-0954180
         (State or Other Jurisdiction of Incorporation)       (Commission File Number)             (IRS Employer Identification No.)
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          5601 METRO DRIVE, BALTIMORE, MARYLAND            21215
         (Address of Principal Executive Offices)        (Zip Code)



        Registrant's telephone number, including area code (410) 358-3600





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Item 5.     Other Events

       On November 23, 1998, Polk Audio, Inc. (Amex: PKA) (the "Company") announced it has entered into an agreement in principle with The Providers, Inc. and certain of its affiliates to dispose of the Company's registered trademark "Eosone" along with certain inventories and its entire holdings of common and preferred equity securities of Genesis Technologies, Inc. in exchange for a barter package of promotional, printing and advertising services (the "Package"). The Company reported that, at the present time, it is not possible to assign a definite monetary value to the Package.

       The Company also reported that its original cost basis in the Genesis Securities involved was $600,000 with the Company recording an impairment charge of $200,000 against the carrying value of these securities against its reported results during the September 1998 quarter. The Eosone assets included in the transaction were carried on the Company's books at $25,000.

       The Company also announced that because the Company expects to use the services in the Package during the current fiscal year and considering the Package's evaluation difficulties, it will record a pretax charge of $425,000, or $0.12 per share, against earnings for the December 1998 quarter.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

 (a) and (b) Financial Statements and Pro Forma Information. Not applicable.

 (c) Exhibits.    The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

        (1) Polk Audio, Inc. Press Release dated November 23, 1998.






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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Polk Audio, Inc.

                                                 By:  /s/ George M. Klopfer
                                                 -------------------------------
                                                 George M. Klopfer
                                                 Chief Executive Officer

Date:  December 2, 1998